                                                                    Exhibit 99.1

(LYNX LOGO)

COMPANY CONTACT:                            INVESTOR CONTACT:
Kevin P. Corcoran                           Lippert/Heilshorn & Associates
Chief Executive Officer                     Jody Cain
510/670-9300                                310/691-7100


       LYNX ANNOUNCES 2003 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

 CONFERENCE CALL TO BEGIN 2:00 P.M. PST MARCH 31 TO DISCUSS FINANCIAL RESULTS,
      RECENT TECHNOLOGY ACQUISITION AND NIH-ASSOCIATED SERVICES AGREEMENT

HAYWARD, CALIF. (MARCH 31, 2004) - Lynx Therapeutics, Inc. (Nasdaq: LYNX) today announced financial results for the three and 12 months ended December 31, 2003.

"Reflecting our commitment to cost control measures, including headcount reductions, we reported an $8.2 million improvement in operating results in 2003, compared with 2002," said Kevin P. Corcoran, president and chief executive officer of Lynx Therapeutics. "In 2003, we signed new service agreements with pharmaceutical firms, including Pfizer and Millennium Pharmaceuticals, and with organizations including the Institute for Systems Biology, in addition to extending our important relationship with DuPont. In all, we added 10 new customer agreements last year while tightly managing our costs.

"This year is off to a very encouraging start," he added. "Last week we announced the joint acquisition of a DNA technology asset that we expect will strengthen our competitive position by allowing us to streamline our high-throughput process and provide our customers with the in-house capability to generate high-quality data. This followed our February announcement of a multi-million dollar services agreement on behalf of the National Institutes of Health (NIH) to jointly build a mouse transcriptome database that should dramatically demonstrate the value of Massively Parallel Signature Sequencing, or MPSS(TM), to the academic and commercial communities. Additionally, we have taken measures to strengthen our cash position and further reduce expenses."

FOURTH QUARTER FINANCIAL RESULTS

Total revenues for the fourth quarter of 2003 were $2.0 million, compared with $4.7 million for the comparable quarter in 2002. The decrease in total revenues was due primarily to lower technology access and service fees, and a decrease in collaborative research and other revenues. The Company's revenues have historically fluctuated from quarter-to-quarter and year-to-year, and may continue to fluctuate in future periods, due primarily to the nature of its MPSS(TM) service fees. These fees are impacted principally by the timing and number of biological samples received from customers and collaborators, and the timing of Lynx's performance of related analyses on these samples.

Total operating costs and expenses for the 2003 fourth quarter were $4.9 million, down $2.6 million from $7.5 million for the 2002 fourth quarter. Research and development expenses for the fourth quarter 2003 were $2.4 million, down $1.8 million from $4.2 million in the prior-year quarter. General and administrative expenses were essentially flat at $1.8 million.

For the 2003 fourth quarter, the Company reported a loss from operations of $3.0 million, compared with a loss from operations of $2.8 million reported in the 2002 fourth quarter. The net loss for the fourth quarter of 2003 was $3.7 million, or $0.69 per share, compared with a net loss of $3.0 million, or $0.69 per share, for the 2002 fourth quarter. The per-share amounts for both periods reflect the effect of a 1-for-7 reverse split of Lynx's common stock completed on January 15, 2003.

FULL YEAR 2003 FINANCIAL RESULTS

Total revenues for the year ended December 31, 2003 were $18.1 million, up 4% from total revenues of $17.4 million for 2002. Technology access and service fees revenues of $16.6 million increased by $2.8 million from $13.8 million reported in the prior year. Collaborative research and other revenues were $1.5 million in 2003, compared with $3.6 million in 2002.

For the year ended December 31, 2003, the Company reported an operating loss of $5.5 million, down from $13.7 million for the year ended December 31, 2002. Total operating costs and expenses were $23.6 million in 2003, down from $31.1 million in 2002. The net loss for 2003 was $8.8 million, or $1.80 per share, compared with a net loss of $15.5 million, or $4.50 per share, for 2002.

As of December 31, 2003, Lynx had cash and cash equivalents of $5.6 million, including restricted cash of $0.7 million. Since the close of 2003, the Company has privately raised $4.0 million in additional equity financing.

COLLABORATIONS AND AGREEMENTS

Lynx is aggressively pursuing a variety of opportunities directed toward establishing MPSS(TM) as the technology of choice for comprehensive gene expression, genome structure, and epigenomics analysis based on its ability to uniquely capture and sequence RNA and DNA fragments.

In February 2004 Lynx announced a new multi-million dollar services agreement with a consortium of Institutes of the National Institutes of Health (NIH) to characterize gene expression patterns in a large number of tissues from the common laboratory mouse using Lynx's MPSS(TM) technology. The purpose of this project is to build a reference transcriptome database to assist the biomedical research community's efforts in determining the function of genes associated with disease. This database will also provide an essential baseline dataset for researchers in drug and diagnostic marker discovery and development.

In 2003 Lynx added the following customers to its genomics business:

   - PFIZER: Studying cell samples from normal and disease-affected patients in an effort to provide information on specific genes involved in disease progression.

   - MILLENNIUM PHARMACEUTICALS: Working to identify cell-specific gene markers for a certain blood cell type, and to evaluate gene expression patterns from RNA in peripheral blood monocytes in response to treatments with specific compounds.

   - IBM AND INSTITUTE FOR SYSTEMS BIOLOGY: Investigating samples from human immune system cells to study how such cells respond to infectious diseases.

   - INSTITUTE FOR SYSTEMS BIOLOGY: Analyzing prostate cancer samples to develop a systems biology approach to understanding cancer.

   - NATIONAL INSTITUTE ON AGING: Studying human stem cell samples to understand the underlying principles of normal as well as abnormal cell differentiation, which may lead to the development of novel approaches for prevention and treatment of many diseases including Alzheimer's and Parkinson's, spinal cord injuries, stroke and heart disease.

   - GENOME INSTITUTE OF SINGAPORE: Characterizing transcripts in human, mouse and fish tissue samples to provide a more complete picture of the activity of all genes that are critically important in normal development and in disease.

   - UNIVERSITY OF DELAWARE: Analyzing a comprehensive set of rice samples to define the patterns and levels of gene expression in the rice genome to advance researchers' understanding of rice molecular biology and genetic factors controlling important agronomical traits.
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   -  NORTHEASTERN UNIVERSITY: Investigating Antarctic ice fish samples for the potential discovery of genes involved in red and white blood cell development, which may lead to new treatments and diagnostic probes for anemia, neutropenia and leukemia.

   - INNOVATIVE DAIRY PRODUCTS: Examining mammary tissue from three diverse animal systems in an attempt to accelerate research in dairy genetics, particularly with regard to lactation performance.

   - INTERNATIONAL LIVESTOCK RESEARCH INSTITUTE: Studying certain livestock parasites and the arthropod vectors that are responsible for transmission of these pathogens, including ticks and tsetse flies.

FINANCIAL GUIDANCE

Assuming sufficient funding for its operations, Lynx estimates that total revenues in 2004 will be approximately $16 to $19 million. Revenues will depend primarily on MPSS(TM) service fees, which are impacted principally by the timing and number of biological samples received from existing customers and collaborators, as well as Lynx's performance of related analyses on these samples. Additionally, the number, type and timing of new collaborations and agreements and the related demand for, and delivery of, Lynx's services or products also will impact the level of future revenues.

CONFERENCE CALL

Lynx will host a conference call on Wednesday, March 31, 2004 at 2:00 p.m. Pacific Standard Time (5:00 p.m. Eastern Standard Time) to discuss 2003 financial results, the acquisition of DNA sequencing technologies developed by Manteia SA, the services agreement with SAIC-Frederick, Inc. on behalf of the National Institutes of Health and other corporate events. To participate in this call, please dial (877) 815-7177 (U.S./Canada) or (706) 679-0753
(International). A telephone replay of the call will be available until midnight Eastern Time, Friday, April 2, 2004. To access the replay, dial (800) 642-1687 (U.S./Canada) or (706) 645-9291 (International), and enter the conference ID number 6206506. The conference call and replay are open to all interested parties.

Individuals interested in listening to the conference call via the Internet may do so by visiting www.lynxgen.com. A replay will be available on the Company's Web site for 14 days.

ABOUT LYNX THERAPEUTICS

Lynx Therapeutics is a leader in the development and application of novel genomics analysis solutions. The Company's MPSS(TM) instruments analyze millions of DNA molecules in parallel, enabling genome structure characterization at an unprecedented level of resolution. As applied to gene expression analysis, MPSS(TM) provides comprehensive and quantitative digital information important to modern systems biology research in the pharmaceutical, biotechnology and agricultural industries. For more information, visit Lynx's Web site at www.lynxgen.com.

This press release contains "forward-looking" statements, including statements related to the potential success under existing customer, collaboration and license arrangements, the expansion and success of Lynx's commercial applications of its genomics technologies and financial guidance, including estimated future revenues. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "feels," "anticipates," "plans," "predicts," "expects," "estimates," "intends," "will," "continue," "may," "should" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Lynx to differ materially from those indicated by these forward-looking statements, including, among others, risks detailed from time to time in Lynx's SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2003. Lynx does not undertake any obligation to update forward-looking statements.
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                             LYNX THERAPEUTICS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                                Three months ended                Year ended
                                                                   December 31,                  December 31,
                                                                   ------------                  ------------
                                                               2003           2002           2003          2002(b)
                                                               ----           ----           ----          -------
                                                            (unaudited)    (unaudited)
Net revenues:
  Technology access and service fees                         $  1,797       $  4,103       $ 16,600       $ 13,785
  Collaborative research and other                                183            595          1,501          3,621
                                                             --------       --------       --------       --------
Total revenues                                                  1,980          4,698         18,101         17,406

Operating costs and expenses:
  Cost of services fees and other                                 742          1,594          4,362          3,499
  Research and development                                      2,430          4,199         12,178         20,813
  General and administrative                                    1,770          1,701          6,773          6,271
  Restructuring charge for workforce reduction                     --             --            292            530
                                                             --------       --------       --------       --------
Total operating costs and expenses                              4,942          7,494         23,605         31,113
                                                             --------       --------       --------       --------
Loss from operations                                           (2,962)        (2,796)        (5,504)       (13,707)
  Equity in net loss of related party                            (231)           (17)        (1,930)        (2,522)
  Other income (expense), net                                    (551)           (98)        (1,124)           600
  Income tax provision (benefit)                                   --            110            202            (98)
                                                             --------       --------       --------       --------
Net loss                                                     $ (3,744)      $ (3,021)      $ (8,760)      $(15,531)
                                                             ========       ========       ========       ========
Basic and diluted net loss per share(a)                      $  (0.69)      $  (0.69)      $  (1.80)      $  (4.50)
                                                             ========       ========       ========       ========

Shares used in basic and diluted net loss per share (a)         5,408          4,375          4,854          3,455

(a) Shares used in the computation of net loss per share for all periods shown above reflect the effect of the 1-for-7 reverse split of Lynx's common stock completed on January 15, 2003.


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                          December 31,  December 31,
                                                              2003          2002(b)
                                                            -------         -------
Assets
  Cash and cash equivalents, including restricted cash      $ 5,609         $11,735
  Accounts receivable                                           402             836
  Other current assets                                        1,626           1,744
                                                            -------         -------
  Total current assets                                        7,637          14,315
  Property and equipment, net                                10,987          15,570
  Other assets                                                  172           2,102
                                                            -------         -------
Total assets                                                $18,796         $31,987
                                                            =======         =======
Liabilities and Stockholders' Equity
  Current liabilities                                       $ 2,826         $ 4,332
  Deferred revenue - current                                    759           2,926
                                                            -------         -------
  Total current liabilities                                   3,585           7,258
  Deferred revenue - noncurrent                               4,213          10,634
  Noncurrent liabilities                                        932           2,039
  Stockholders' equity                                       10,066          12,056
                                                            -------         -------
Total liabilities and stockholders' equity                  $18,796         $31,987
                                                            =======         =======

(b) The statement of operations amounts for the year ended, and balance sheet amounts as of, December 31, 2002 have been derived from audited financial statements at that date but do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

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